CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James M. Seneff, Jr., the Chief Executive Officer of CNL Realty Corporation, the corporate general partner of CNL Income Fund X, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the  information  contained in the Report fairly  presents,  in all material
    respects,   the  financial  condition  and  results  of  operations  of  the
    Partnership.

Date:  March 25, 2004                     /s/ James M. Seneff, Jr.
                                          -----------------------------------
                                          Name:  James M. Seneff, Jr.
                                          Title:   Chief Executive Officer


                                          A  signed  original  of  this  written
                                          statement  required by Section 906 has
                                          been  provided  to CNL Income  Fund X,
                                          Ltd.  and  will  be  retained  by  CNL
                                          Income Fund X, Ltd.  and  furnished to
                                          the Securities and Exchange Commission
                                          or its staff upon request.